Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on this Form S-4 of USA Rare Earth, Inc. of our report dated May 12, 2026 relating to the financial statements of SVRE Holdings Ltd., which appears in USA Rare Earth, Inc.’s Current Report on Form 8-K dated May 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Goiânia, Goiás, Brazil
June 22, 2026